Exhibit 23.4
CONSENT OF KPMG LLP
Independent Auditors’ Consent
The Board of Directors
Martin Midstream GP, LLC:
We consent to the use of our report dated March 5, 2007, with respect to the balance sheet of Waskom Gas Processing Company as of December 31, 2006 and the related statement of income, partners’ capital, and cash flows for the year ended December 31, 2006, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP

KPMG LLP
Shreveport, Louisiana
December 14, 2007